UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      April 8, 1996


                            HICKORY TECH CORPORATION
             (Exact name of registrant as specified in its charter)



           Minnesota                  0-13721          41-1524393
 ----------------------------      -------------   -------------------
 (State or other jurisdiction       (Commission       (IRS Employer
       of incorporation)           File Number)    Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN              56002-3248
(Address of principal executive offices)                         (Zip code)

Registrant's telephone number including area code (800) 326-5789

ITEM 5.     OTHER EVENTS

On April 8, 1996, the Board of Directors of the Registrant adopted a share repurchase program authorizing the Registrant to repurchase up to 500,000 shares, which represents 9.8% of its outstanding common stock. The purchases may be executed through open market purchases, block purchases and privately negotiated transactions. The program to repurchase the shares may be discontinued and recommenced at any time at the discretion of the Board of Directors. The Registrant has a strong cash position and the Board of Directors believes the shares are undervalued compared to the performance of the Registrant.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      April 16, 1996

HICKORY TECH CORPORATION

/s/Robert D. Alton, Jr.
Robert D. Alton, Jr.
Chief Executive Officer

/s/David A. Christensen
David A. Christensen
Chief Financial Officer